McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated February 10, 1997, on the financial statements referred to therein in Post-Effective Amendment No. 15 to the Registration Statement on Form N-1A, File No. 33-10436 of California Daily
Tax  Free  Income  Fund,  Inc.,  as  filed  with  the  Securities  and  Exchange
Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
April 18, 1997